UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 9, 2011

Transglobal Assets, Inc.
(Exact name of registrant as specified in its charter)

333-148697	Nevada	88-0476779
(Commission file no.)	(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2137B NW Highway 101, Lincoln City, OR
(Address of Principal Executive Offices)

97367
(Zip Code)

(541) 994-1192             (541) 994-1192
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Copy to:
Sunny J. Barkats, Esq.,
at
JSBarkats, PLLC
Attorneys at Law
18 East 41st Street, 19th fl.
New York, NY 10017
www.JSBarkats.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On September 6, 2011, Transglobal Assets, Inc. (the “Registrant”) was funded pursuant to an Entity Subscription Agreement with Fairhills Capital Offshore, a Caymans corporation with offices in Delaware (“Fairhills”), whereby the Registrant sold, and Fairhills purchased, 3,000,000 shares of Registrant’s Common Stock for a total purchase price of $15,000.00, as part of an exempt offering up to $1,000,000 Dollars by the Registrant (the “504 Offering”) that is being made without registration of the Shares under the Securities Act of 1933 (the “’33 Act”), as amended by the Dodd-Frank Act and is being made only to “accredited investors” (as such term is defined in as defined in the rules to the ’33 Act) pursuant to Regulation D, Rule 504 and Sections 7309(b)(8) of the Delaware Securities Act (the “DSA”), and Section 510(a)(1) of Part E under the Rules and Regulations Pursuant to the DSA.

Item  9.01 Financial Statements and Exhibits

(d) Exhibits

       99.1    Entity Subscription Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSGLOBAL ASSETS, INC.

Date: September 9, 2011	By:
Douglas R. Johnson
Chief Financial Officer